UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14C

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Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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TOUCHPOINT GROUP HOLDINGS INC.

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TOUCHPOINT GROUP HOLDINGS INC.

4300 Biscayne Blvd., Suite 203
Miami, FL 33137
(305) 420-6640

August 27, 2020

TO THE STOCKHOLDERS OF TOUCHPOINT GROUP HOLDINGS INC.:

THIS IS A NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT.
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTERS DESCRIBED HEREIN.

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.0001 per share (“Common Stock”), of Touchpoint Group Holdings Inc., a Delaware corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the following actions taken by the Company’s Board of Directors (the “Board”) and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company:

1.      To elect seven directors to the Company’s Board to serve until the Company’s 2021 annual meeting of stockholders or until their successors are elected and qualified;

2.      To amend our certificate of incorporation, as amended (the “Certificate”) to increase the number of authorized shares of Common Stock from 200,000,000 to 750,000,000;

3.      To hold a non-binding advisory vote on executive compensation; and

4.      To hold a non-binding advisory vote on the frequency of executive compensation advisory votes (collectively with the matters identified in Items 1 through 3 above, the “Corporate Actions”).

The purpose of the Information Statement is to notify our stockholders that on July 14, 2020, stockholders holding a majority of the voting power of our issued and outstanding shares of capital stock executed a written consent approving the Corporate Actions.

The written consent that we received constitutes the only stockholder approval required for the Corporate Actions under Delaware law and our Certificate and bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not solicited, and will not be soliciting, your approval of the Corporate Actions. Notwithstanding, the holders of our Common Stock of record at the close of business on August 10, 2020 are entitled to notice of the stockholder action by written consent.

This notice and the accompanying Information Statement are being mailed to our holders of Common Stock of record as of August 10, 2020 on or about August 27, 2020. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act and in accordance with Delaware law and our bylaws.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE ACCOMPANYING INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

August 27, 2020	By Order of the Board of Directors of
TOUCHPOINT GROUP HOLDINGS INC.
/s/ Martin Ward
Martin Ward
President and Chief Executive Officer

TOUCHPOINT GROUP HOLDINGS INC.

4300 Biscayne Blvd., Suite 203
Miami, FL 33137
(305) 420-6640

Information Statement Pursuant to Section 14C
of the Securities Exchange Act of 1934

This Information Statement is being mailed on or about August 27, 2020, to all holders of record on August 10, 2020 (the “Record Date”) of the common stock, $0.0001 par value per share (the “Common Stock”), of TOUCHPOINT GROUP HOLDINGS INC., a Delaware corporation (“Touchpoint” or the “Company”), in connection with the approval of the following actions taken by the Board of Directors of the Company (the “Board”) and by written consent of the holders of a majority of the voting power of Touchpoint’s issued and outstanding capital stock (the “Approving Stockholders”):

1.      To elect seven directors to the Company’s Board to serve until the Company’s 2021 annual meeting of stockholders or until their successors are elected and qualified (the “Election of Directors”);

2.      To amend our certificate of incorporation, as amended (the “Certificate”) to increase the number of authorized shares of Common Stock from 200,000,000 to 750,000,000 (the “Authorized Share Increase”);

3.      To hold a non-binding advisory vote on executive compensation (“Say-on-Pay”); and

4.      To hold a non-binding advisory vote on the frequency of executive compensation advisory votes (“Say-on-Frequency” and collectively with the Election of Directors, the Authorized Share Increase, and Say-on-Pay, the “Corporate Actions”).

On July 13, 2020, our Board unanimously approved the Corporate Actions. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of the Company’s voting power to approve the actions described in this Information Statement in accordance with Sections 228 and 242 of the Delaware General Corporation Law (the “DGCL”) and our bylaws. On July 14, 2020, the Approving Stockholders approved, by written consent, the Corporate Actions. The names of the Approving Stockholders and their respective approximate ownership percentage of our voting stock are as follows:

Name and Address	Number of Common Shares Held	Percentage of Common Stock(1)
One Percent Investments Inc.	1,000,000	2.5%
Quantum Lexicon LLC	2,000,000	5.0%
Scott Mahoney	7,500,000	18.8%
Spencer Christopher	5,000,000	12.5%
Chad Boily	3,950,000	9.9%
BK Consulting Group LLC	1,900,000	4.8%
Total	21,350,000	53.4%

____________

(1)      Based on 39,987,393 shares of Common Stock issued and outstanding on July 14, 2020.

Since the Board and holders of a majority of the voting power of the Company’s issued and outstanding shares of capital stock have voted in favor of the Corporate Actions, all corporate actions necessary to authorize the Corporate Actions have been taken. We expect that each of the Corporate Actions, other than the Authorized Share Increase, will become effective on the 20th calendar day after the date on which this Information Statement and the accompanying notice are mailed to our stockholders. The Authorized Share Increase will become effective upon the filing of the certificate of amendment to the Certificate relating to the Authorized Share Increase with the Secretary of State of the State of Delaware. Our Board retains the authority to abandon the Authorized Share Increase for any reason at any time prior to the effective date of the Authorized Share Increase.

NOTICE PURSUANT TO SECTION 228 — Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. Appendix I to this Information Statement serves as the notice required by Section 228 of the DGCL.

Because the Corporate Actions have already been approved by the holders of a majority of the voting power of the Company’s outstanding shares of capital stock, you are not required to take any action. This Information Statement provides to you notice that the Corporate Actions have been approved. You will receive no further notice of the approval nor of the effective date of each of the Corporate Actions other than pursuant to reports which the Company will be required to file with the Securities and Exchange Commission (the “SEC”) in the future.

The Company’s Common Stock is quoted on the OTCQB market tier of the OTC Markets Group Inc. under the symbol “TGHI.” The last sale price of our Common Stock as reported on the OTCQB on August 11, 2020 was $0.0395.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 200,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”).

As of the Record Date, there were 39,987,393 shares of Common Stock issued and outstanding, held by approximately 263 holders of record, and no shares of Preferred Stock issued and outstanding. Holders of our Common Stock are entitled to one vote per share.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

DISSENTERS’ RIGHTS

Under the DGCL, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to any of the Corporate Actions and we will not independently provide our stockholders with any such rights.

INTEREST OF CERTAIN PERSONS IN THE CORPORATE ACTIONS

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the Corporate Actions that is not shared by all of our other stockholders.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ITEM 1 — ELECTION OF DIRECTORS

Officers and Directors

Our Board is comprised of seven directors. Our Board has determined in its business judgment that three of our directors (Messrs. Carpinello, Jay and Law) are independent. Although we are not currently a listed issuer, our Board has evaluated and determined director independence in accordance with the NYSE American rules for U.S. Companies, the Sarbanes-Oxley Act and related SEC rules.

On July 14, 2020, the Nominating and Corporate Governance Committee nominated the following directors for election to the Board:

Mark White
Martin Ward
Nicholas Carpinello
Nalin Jay
Robert Law
Aling Zhang
Pengfei Li

On July 13, 2020, the Board unanimously recommended that stockholders elect the above nominees, and on July 14, 2020, the Approving Stockholders elected the above nominees to serve as directors. Each of Messrs. White, Ward, Carpinello, Jay, Law, Zhang and Li will serve until the 2021 annual meeting of stockholders or until their successors are duly elected and qualified, or their earlier death, resignation or removal.

Board of Directors and Executive Officers

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this Information Statement. Our directors are elected by our stockholders at annual meeting of the stockholders and serve until the next annual meeting of the stockholders or, in absence of such annual meeting, until their successors are elected and qualified. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Directors and Executive Officers

Name	Age	Position
Mark White	59	President, Chief Executive Officer and Director
Martin Ward	62	Chief Financial Officer and Director
Nicholas Carpinello	70	Director
Nalin Jay	43	Director
Robert Law	69	Director
Aling Zhang	62	Director
Pengfei Li	32	Director

Biographical information concerning the directors and executive officers listed above is set forth below.

Mark White.    Mr. White was appointed as President, Chief Executive Officer and a director of the Company on September 8, 2017. Mr. White founded and became Chief Executive Officer of a predecessor of the Company, One Horizon Group PLC, in 2004 and served as Chief Executive Officer and a Director of One Horizon Group, Inc. from 2012 to 2014. His entrepreneurial career in the distribution of electronic equipment and telecommunications spans over 25 years.

He founded Next Destination Limited in 1993, the European distributor for Magellan GPS and satellite products, and sold the business in 1997. Prior to that, Mr. White was Chief Executive Officer for Garmin Europe, where he built up the company’s European distribution network.

Apart from his product and technical knowledge, Mr. White has a wealth of experience in corporate finance. He has led in excess of 25 merger and acquisition transactions and associated funding and financing rounds and has successfully transformed numerous company’s fortunes on both the private and public markets.

Martin Ward.    Mr. Ward has served as Chief Financial Officer and a director of the Company since 2012, and as Chief Financial Officer and Company Secretary of One Horizon Group and its predecessor since 2004. During that time, he has overseen the Company’s United Kingdom arm float on the London AIM market and in 2012 merge with an OTC market company that was uplisted the Nasdaq Capital Market (“Nasdaq”) in 2014. Mr. Ward is a Fellow of the Institute of Chartered Accountants in England and Wales (“ICAEW”) and qualified as a Chartered Accountant in 1983.

Nicholas Carpinello.    Mr. Carpinello has served as a member of the Board of Directors since 2013. He is an Independent Director of the Company, Chairman of the Audit Committee, and a member of the Compensation Committee and the Nominating and Corporate Governance Committee. He has been the owner of Carpinello Enterprises LLC d/b/a Cottman Transmission Center, a U.S. nationwide auto service franchise since 2004. Mr. Carpinello’s years of professional experience are extensive and include experience as CFO and Treasurer with multinational public and private manufacturers of armored vehicles and, later in his career, CFO of privately-held companies in the computer science field. He is a Certified Public Accountant, an alumnus of Arthur Andersen & Co., and holds a BA degree in Accounting from the University of Cincinnati.

Nalin Jay.    Mr. Jay was appointed as a director in 2019 and has many years’ experience in corporate finance and management consultancy. He is an Independent Director of the Company, Chairman of the Nominating and Corporate Governance Committee, and a member of the Audit Committee and Compensation Committee. Currently, he heads up Carnegie Stewart, a strategic, financial and management consultancy business that he founded in 2011. Clients include several major law firms, such as Allen & Overy, Linklaters, White & Case and Freshfields as well as major corporations such as Bank of America Merrill Lynch, Starwood Hotels, Grosvenor, Gammon Construction and Brown Brothers Harriman.

In addition, Mr. Jay has a long and successful track record in sports, where he has advised a number of Premier League and Championship teams on issues ranging from player acquisition, global sponsorship (with a particular focus on Asia), player and team performance and corporate strategy. Carnegie Stewart’s sporting clients have included Lee Grant, Gianfranco Zola, Aaron Ramsey, Ole Solskjaer, and Roberto Martinez.

Mr. Nalin is a graduate of the London School of Economics and a non-practising Barrister and Member of Lincoln’s Inn.

Robert Law.    Mr. Law has served as a member of the Board of Directors since 2013. He is an Independent Director of the Company, Chairman of the Compensation Committee and a member of the Audit Committee and Nominating and Corporate Governance Committee. From 1990 until 2016, Mr. Law has served as chief executive officer of Langdowns DFK Limited (“Langdowns”), a United Kingdom-based accounting, tax and business advisory firm, and has been the chief executive officer of Southern Business Advisers LLP (“Southern Business Advisers”), a United Kingdom-based business associated with Langdowns that also offers accounting, tax and business advisory services. Mr. Law is a Fellow of the Institute of Chartered Accountants in England and Wales (“ICAEW”) and is a member of the Valuation and Information Technology Faculties of the ICAEW. Mr. Law qualified as a Chartered Accountant in 1976.

Ajing Zhang.    Mr. Zhang was appointed as a director in 2019. He was managing director of Shanghai Suonengderui Energy Science and Technology Development Co., Ltd. from 2011 to 2018. From 2010 to 2011, he was Executive Deputy General Manager of China Energy Conservation and Environmental Protection Shanghai Company. From 2006 to 2010, he was Deputy General Manager of Shanghai Citelum Kighting Design Co. Ltd. From 2003 to 2006, he was Assistant General Manager of Oriental Pearl Group Co., Ltd. From 1992 to 2003, he was Assistant General Manager and Financial Manager of Oriental Pearl Taxi Co., Ltd. From 1989 to 1992, he was Finance Supervisor of Shanghai Qichongtian Hotel. Mr. Zhang received a Bachelor’s degree from Shanghai Lixin College of Accounting in 1987 (where he majored in Accounting), a postgraduate degree from East China Normal University in 1999 (where he majored in Economic Information Management) and a Master’s degree from Macau University of Science and Technology in 2004 (where he majored in Business Administration Management).

Pengfei Li.    Mr. Li was appointed as a director in 2019. He has been Investment Director of Dachao Asset Management (Shanghai) Co., Ltd., of which Mr. Wu is Chairman, since 2018. From 2015 to 2017, he was Assistant resident of Shanghai Lighter Capital Management Co., Ltd. From 2013 to 2015, he was Investment Manager of Shanghai Fosun Hiogh Technology (Group) Co., Ltd/Shanghai Yuyuan Gold and Jewelry Group Ltd. Mr. Li received a Bachelor’s degree from Shanghai University of Engineering Science in 2011 (where he majored in International Economics and Trade) and a Master of Science degree from the University of Brighton (United Kingdom) in 2013 (where he majored in MSc Finance and Investment).

There are no family relationships among our directors and executive officers. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified, or his earlier death, resignation or removal. Officers are elected by and serve at the discretion of the Board of Directors.

Board Leadership Structure and the Board’s Role in Risk Oversight.

The Board of Directors currently does not have a Chairman. Our Chief Executive Officer acts as the Chairman of the Board. The Board determined that in the best interest of the Company the most effective leadership structure at this time is not to separate the roles of Chairman and Chief Executive Officer. A combined structure provides the Company with a single leader who represents the Company to our stockholders, regulators, business partners and other stakeholders, among other reasons set forth below. Should the Board conclude otherwise, the Board will separate the roles and appoint an independent Chairman.

•        This structure creates efficiency in the preparation of the meeting agendas and related Board materials as the Company’s Chief Executive Officer works directly with those individuals preparing the necessary Board materials and is more connected to the overall daily operations of the Company. Agendas are also prepared with the permitted input of the full Board of Directors allowing for any concerns or risks of any individual director to be discussed as deemed appropriate. The Board believes that the Company has benefited from this structure, and Mr. White’s continuation in the combined role of the Acting Chairman and Chief Executive Officer is in the best interest of the stockholders.

•        The Company believes that the combined structure is necessary and allows for efficient and effective oversight, given the Company’s relatively small size, its corporate strategy and focus.

The Board of Directors does not have a specific role in risk oversight of the Company. The Chairman, President and Chief Executive Officer and other executive officers and employees of the Company provide the Board of Directors with information regarding the Company’s risks.

Compensation of Directors

Non-employee directors are entitled to receive compensation for serving as directors and may receive option grants from our company. Employee directors do not receive any compensation for their services as directors. All of our directors are reimbursed for expenses incurred by them in connection with attending Board of Directors’ meetings. The following table sets forth all cash compensation paid or where unpaid, accrued by us in 2019 to each of our non-employee directors.

Name	Fees Earned, Accrued or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Nicholas Carpinello	18,000	—	—	—	—	—	18,000
Robert Law	16,000	—	—	—	—	—	16,000
Richard Vos(1)	14,666	—	—	—	—	—	14,666
Nalin Jay(2)	1,000	—	—	—	—	—	1,000

____________

(1)      Mr. Vos resigned his position as a member of the Board of Directors on December 12, 2019.

(2)      Mr. Jay was appointed as a member of the Board of Directors on December 12, 2019.

Independent Directors

Our Board of Directors has determined that Nicholas Carpinello, Robert Law and Nalin Jay are “independent directors” within the meaning of Nasdaq Marketplace Rule 5605(a)(2).

Board Meetings; Committees and Membership

The Board of Directors held seven meetings during the fiscal year ended December 31, 2019. During 2019, all of the directors other than Messrs. Zhang and Li attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board on which such director served.

We maintain the following committees of the Board of Directors: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each committee is comprised entirely of directors who are “independent” within the meaning of Nasdaq Marketplace Rule 5605(a)(2). Each committee acts pursuant to a separate written charter, and each such charter has been adopted and approved by the Board of Directors. Copies of the committee charters are available on our website at touchpointgh.com under the heading “Investor Relations.” As of March 8, 2019, our Common Stock ceased trading on Nasdaq and commenced quotation on the OTCQB tier of the OTC Markets.

Audit Committee

Our Audit Committee currently consists of Messrs. Carpinello, Jay and Law, each of whom is independent. The Audit Committee held four meetings during 2019 and acted by written consent four times. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, and its primary role is to oversee the financial reporting and disclosure process. The Audit Committee assists the Board of Directors oversight of (i) the integrity of financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of our internal audit function and independent auditor, and prepares the report that the SEC requires to be included in our annual proxy statement. The Audit Committee is responsible for selecting and retaining the Company’s independent auditors and for setting the auditors’ compensation. The audit committee operates under a written charter. Mr. Carpinello is the Chairman of our audit committee.

The Board of Directors determined that Mr. Carpinello possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules and that he is an “audit committee financial expert” as defined by the rules and regulations of the SEC. As of March 8, 2019, our Common Stock ceased trading on Nasdaq and commenced quotation on the OTCQB tier of the OTC Markets.

A copy of current charter of Audit Committee is available on the Company’s website at http://content.stockpr.com/onehorizongroup/media/6f6926ac07f2526da1eaa0d94f84c6d7.pdf.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to assist the Board of Directors in identifying qualified individuals to become members of our Board of Directors, in determining the composition of the Board of Directors and in monitoring the process to assess Board effectiveness. Each of Messrs. Carpinello, Law and Jay are current members of the Nominating and Corporate Governance Committee. Mr. Jay serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held four meetings during 2019 and acted by written consent four times. The Nominating and Corporate Governance Committee operates under a written charter.

Our Nominating and Corporate Governance Committee has, among the others, the following authority and responsibilities:

•        To determine and recommend to the Board, the criteria to be considered in selecting nominees for the director;

•        To identify and screen candidates consistent with such criteria and consider any candidates recommended by our stockholders pursuant to the procedures described in the information statement or in accordance with applicable laws, rules and regulations and provisions of our charter documents.

•        To select and approve the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders.

A copy of current charter of Nominating and Corporate Governance Committee is available on the Company’s website at http://content.stockpr.com/onehorizongroup/media/8eccadeceb1ccc10b249cc5ab2456058.pdf.

Director Nominations

Our Nominating and Corporate Governance Committee selects and approves director nominees. The Nominating and Corporate Governance Committee will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election. Our stockholders that wish to nominate a director for election to the Board of Directors should follow the procedures set forth in our bylaws.

We have not formerly established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board of Directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee

The Compensation Committee is responsible for overseeing and, as appropriate, making recommendations to the Board of Directors regarding the annual salaries and other compensation of our executive officers and general employees and other policies, and for providing assistance and recommendations with respect to our compensation policies and practices. Each of Messrs. Carpinello, Law and Jay are current members of the Compensation Committee. The Compensation Committee operates under a written charter. Mr. Law is the Chairman of Compensation Committee. The Compensation Committee held four meetings during 2019 and acted by written consent four times.

As required by Rule 10C-1(b)(2), (3) and (4)(i)(vi) under the Exchange Act, our Compensation Committee has, among the others, the following responsibilities and authority:

•        The compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser.

•        The compensation committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the compensation committee or said group.

•        The Company must provide for appropriate funding, as determined by the compensation committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the compensation committee or said group.

•        The compensation committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee or said group, other than in-house legal counsel, only after conducting an independence assessment with respect to the adviser as provided for in the Exchange Act.

A copy of current Charter of Compensation Committee is available on the Company’s website at http://content.stockpr.com/onehorizongroup/media/abf14232f92dbd65d5ee4c83d7b1fa3b.pdf.

Code of Ethics

Our board of directors has adopted a Policy Statement on Business Ethics and Conflicts of Interest (“Code of Ethics”) applicable to all employees, including the Company’s chief executive officer and chief financial officer. A copy of the Code of Ethics and Business Conduct is available on the Company’s website at http://content.stockpr.com/onehorizongroup/media/250c1db923f658aca6cc69dfc35c7f89.pdf.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the rules thereunder require our officers and directors, and persons that own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies. Based solely on our review of the copies of the Section 16(a) forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2019 all of our officers, directors, and beneficial owners of more than 10% of our outstanding shares of Common Stock filed on a timely basis all reports required by Section 16(a) of the Exchange Act, except as follows: Mr. Jay failed to file a Form 3 in connection with his appointment in December 2019.

Stockholder Communications

Touchpoint stockholders who want to communicate with our Board or any individual director can write to:

Touchpoint Group Holdings, Inc.
4300 Biscayne Blvd, Suite 203
Miami, FL 33137
Attn: Board Administration

Your letter should indicate that you are a Touchpoint stockholder. Depending on the subject matter, management will:

•        Forward the communication to the Director or Directors to whom it is addressed;

•        Attempt to handle the inquiry directly, for example where it is a request for information about TGHI or it is a stock-related matter; or

•        Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the Directors on request.

EXECUTIVE COMPENSATION

The following tables set forth, for the periods indicated, the total compensation awarded to, earned by or paid to each person who served as the principal executive officer during the fiscal year ended December 31, 2019 and each other executive officer whose total compensation awarded to, earned by or paid to such other executive officer for 2019 was in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries (together, the “Named Executive Officers”).

2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mark White, President and Chief Executive Officer	2019 2018	480,000 480,000	0 0	0 0	0 0	0 0	0 0	0 0	480,000 480,000
Martin Ward, Chief Financial Officer	2019 2018	240,000 240,000	0 0	0 0	0 0	0 0	0 0	0 0	240,000 240,000

For the two years ended December 31, 2019 and 2018, Mr. White’s and Mr. Ward’s salaries were either paid or accrued in U.S. Dollars.

We have entered into an employment agreement with Mark White which continues for an initial term through July 31, 2022, and which automatically renews for one-year terms thereafter, subject to the rights of both parties to terminate the agreement. Mr. White’s employment agreement provided for a signing grant of 1,600,000 shares of the Company’s Common Stock, an annual salary of $480,000 per annum, an annual bonus to be determined by the Board and an acquisition bonus whereby Mr. White will receive additional shares each time the Company completes an acquisition of a new business. Mr. White’s agreement contains customary non-disclosure and non-compete provisions which are operative during the term of his agreement and for one year thereafter. Mr. White’s agreement provides for severance of one year’s salary if his agreement is terminated by the Company without cause or in the event of a change in control of the Company. In addition, we have agreed that upon termination of Mr. White’s employment agreement, upon request we would register our shares of Common Stock then held by him for sale under the Securities Act.

We have entered into an employment agreement with Martin Ward which continues for an initial term through July 31, 2022, and which automatically renews for one-year terms thereafter, subject to the rights of both parties to terminate the agreement. Mr. Ward’s employment agreement provides for an annual salary of $240,000 per annum and an annual bonus to be determined in accordance with a program to be developed by the Board of Directors. Mr. Ward’s agreement contains customary non-disclosure and non-compete provisions which are operative during the term of his agreement and for one year thereafter. Mr. Ward’s agreement provides for severance of one year’s salary if his agreement is terminated by the Company without cause or in the event of a change in control of the Company. In addition, we have agreed that upon termination of Mr. Ward’s employment agreement, upon request we would register our shares of Common Stock then held by him for sale under the Securities Act.

Elements of Compensation

Mark White and Martin Ward were provided with the following primary elements of compensation in 2019 and 2018:

Base Salary

Mark White and Martin Ward received a fixed base salary in an amount determined by the Compensation Committee based on a number of factors, including:

•        The nature, responsibilities and duties of the officer’s position;

•        The officer’s expertise, demonstrated leadership ability and prior performance;

•        The officer’s salary history and total compensation, including annual cash bonuses and long-term incentive compensation; and

•        The competitiveness of the market for the officer’s services.

Mark White’s and Martin Ward’s base salary for 2019 and 2018 is listed in “— 2019 Summary Compensation Table.”

Equity Awards — Years Ended 2019 and 2018

We did not grant any equity awards to Mark White and Martin Ward during 2019 and 2018.

Outstanding Equity Awards at 2019 Year-End

As of December 31, 2019, there were no unexercised options, stock that has not vested or equity incentive plan awards held by any of the Company’s named executive officers.

Other Benefits

We did not pay any other benefits or perquisites to Mark White and Martin Ward during years ended 2019 and 2018.

Pension Benefit

None during years ended 2019 and 2018.

Nonqualified Deferred Compensation

None during years ended 2019 and 2018.

Retirement/Resignation Plans

None during years ended 2019 and 2018.

2018 Equity Incentive Plan

Introduction

On February 1, 2018, our Board of Directors adopted the 2018 Equity Incentive Plan (the “2018 Plan”), which authorizes the issuance of shares of Common Stock for grants of stock options, stock appreciation rights, restricted stock, stock units, bonus stock, dividend equivalents, other stock related awards and performance awards that may be settled in cash, stock, or other property. The 2018 Plan initially authorized the issuance of up to 5,000,000 shares.

On November 2, 2018 and December 27, 2018, our Board of Directors and our shareholders, respectively, amended the 2018 Plan to increase the number of shares authorized to be issued to up to 15,000,000 shares; provided that as of February 1 of each fiscal year commencing February 1, 2020 and ending on February 1, 2027, the number of shares available for all awards under the Plan shall automatically be increased by an amount equal to the lesser of (i) 5,000,000 shares of Common Stock or the equivalent of such number of shares after the plan administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with the terms of the 2018 Plan; (ii) 5% of the number of outstanding shares of Common Stock on such date; and (iii) an amount determined by the Board. Any reverse stock split, if approved and effected, will not reduce the number of shares available under the 2018 Plan.

We adopted the 2018 Plan to provide a means by which employees, directors, and consultants of our Company and those of our subsidiaries and other designated affiliates, which we refer to together as our affiliates, may be given an opportunity to purchase our Common Stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success and the success of our affiliates. The material features of the 2018 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2018 Plan. Stockholders are urged to read the actual text of the 2018 Plan in its entirety, which has been filed with the SEC.

Summary of the 2018 Plan

Shares Available for Awards

The total number of shares of our Common Stock that may be subject to awards under the 2018 Plan is 15,000,000 shares; provided that as of February 1 of each fiscal year commencing February 1, 2020 and ending on February 1, 2027, the number of shares available for all awards under the 2018 Plan shall automatically be increased by an amount equal to the lesser of (i) 5,000,000 shares of Common Stock or the equivalent of such number of shares after the plan administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with the terms of the 2018 Plan; (ii) 5% of the number of outstanding shares of Common Stock on such date; and (iii) an amount determined by the Board. Under the 2018 Plan, the terms and number of options or other awards to be granted in the future are to be determined in the discretion of the plan administrator. No determination has been made regarding awards or grants under the 2018 Plan, or as to the benefits or amounts that will be received by or allocated to our non-employee directors, executive officers and other eligible employees under the 2018 Plan.

Our only other equity incentive plan is the 2013 Equity Incentive Plan (the “2013 Plan”). As of December 31, 2019, under the 2013 Plan, 20,000 shares remain available for grant. However, the Company does not intend to grant any additional awards under the 2013 Plan.

Limitations on Awards

The plan administrator may, in its discretion, proportionately adjust the number of shares covered by each outstanding Award, and the number of shares which have been authorized for issuance under the 2018 Plan but as to which no Awards have yet been granted or which have been returned to the 2018 Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the plan administrator determines require adjustment for (1) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the shares, (2) any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company, or (3) as the 2018 Plan administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Internal Revenue Code of 1986, as amended (the “Code”), applies. Such adjustment shall be made by the plan administrator and its determination shall be final, binding and conclusive.

Eligibility

The persons eligible to receive awards under the 2018 Plan consist of officers, directors, employees, and consultants of our company and those of our affiliates. An employee on leave of absence may be considered as still in our employ or in the employ of an affiliate for purposes of eligibility under the 2018 Plan.

Administration

The 2018 Plan is administered by our Compensation Committee or other committee appointed by our Board of Directors, or in the absence of any such committee, the Board of Directors (together, our Board of Directors and any committee(s) delegated to administer the 2018 Plan, including the Compensation Committee, are referred to as the “plan administrator”). The Compensation Committee, or such other committee appointed from time to time by the Board of Directors to administer the 2018 Plan, is intended to consist of three or more Non-Employee Directors, each of whom will be, to the extent required by Rule 16b-3 under the Exchange Act and the rules of the Financial Industry Regulatory Authority, a non-employee director as defined in Rule 16b-3, an “outside director” as defined under Section 162(m) of the Code and an “independent” director within the meaning of NYSE American Rule 303A.02. If for any reason the plan administrator does not meet the requirements of Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, the validity of the awards, grants, interpretation or other actions of the plan administrator will not be affected. The plan administrator has the full authority to select those individuals eligible to receive awards and the amount and type of awards. Subject to the terms of the 2018 Plan, the plan administrator is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our Common Stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2018 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2018 Plan. The plan administrator may amend the terms of outstanding awards, in its discretion; provided that any amendment that adversely affects the rights of the award recipient must receive the approval of such recipient.

Stock Options and Stock Appreciation Rights

The plan administrator is authorized to grant stock options, including both incentive stock options, which we refer to as ISOs, and non-qualified stock options. In addition, the plan administrator is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation in our Common Stock between the grant date and the exercise date of the stock appreciation right. The plan administrator determines the exercise or purchase price per share subject to an option and the grant price of a stock appreciation right. However, the per share exercise price of an ISO and a non-qualified stock option must not be less than 100% of the fair market value of a share of our Common Stock on the grant date; provided, however, that in the case of an ISO granted to an employee who owns more than 10% of the voting power of all classes of stock of the Company or affiliates, the exercise or purchase price must not be less than 110% of the fair market value of a share of our Common Stock on the grant date. The plan administrator generally will fix the maximum term of each option or stock appreciation right, the times at which each stock option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised stock options or stock appreciation rights at or following termination of employment or service, except that no ISO may have a term exceeding ten years. Stock options may be exercised by payment of the exercise price in any form of legal consideration specified by the plan administrator, including cash, shares and outstanding awards or other property having a fair market value equal to the exercise price. The plan administrator determines methods of exercise and settlement and other terms of the stock appreciation rights.

Restricted Stock

The plan administrator is authorized to grant restricted stock. Restricted stock is a grant of shares of our Common Stock, subject to restrictions on transfers, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as may be established by the plan administrator. A grantee granted restricted stock generally has all of the rights of one of our shareholders, unless otherwise determined by the plan administrator.

Stock Based Awards

The plan administrator is authorized to grant awards under the 2018 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our Common Stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our Common Stock, purchase rights for shares of our Common Stock, awards with value and payment contingent upon our performance or any other factors designated by the plan administrator, and awards valued by reference to the book value of shares of our Common Stock or the value of securities of or the performance of specified subsidiaries or business units. The plan administrator determines the terms and conditions of such awards.

Performance Awards

The plan administrator is authorized to grant awards which may be earned in whole or in part upon attainment of performance criteria and which may be settled for cash, shares of our Common Stock, other securities or a combination of cash, shares of our Common Stock or other securities. The right of a grantee to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to satisfaction of performance criteria, which may be based on any one, or combination of, the following factors: increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, or personal management objectives. Partial achievement of the specified criteria may result in a partial payment or vesting as specified in the award agreement.

Other Terms of Awards

The plan administrator shall have the authority to determine the provisions, terms, and conditions of each award including, but not limited to, the award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, shares of our Common Stock, or other consideration) upon settlement of the award, payment contingencies, and satisfaction of any performance criteria. The plan administrator may establish one or more programs under the 2018 Plan to permit selected grantees the opportunity to elect to defer receipt of consideration upon exercise of an award, satisfaction of performance criteria, or other event that absent the election would entitle the grantee to payment or receipt of shares of our Common Stock or other consideration under an award. The plan administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares of our Common Stock or other consideration so deferred, and such other terms, conditions, rules and procedures that the plan administrator deems advisable for the administration of any such deferral program.

The plan administrator may establish one or more programs under the 2018 Plan to permit selected grantees to exchange an award under the Plan for one or more other types of awards under the 2018 Plan on such terms and conditions as determined by the plan administrator from time to time. The plan administrator may establish one or more separate programs under the 2018 Plan for the purpose of issuing particular forms of awards to one or more classes of grantees on such terms and conditions as determined by the plan administrator from time to time.

Awards granted under the 2018 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the plan administrator may, in its discretion, permit transfers of nonqualified stock options for estate planning or other purposes subject to any applicable legal restrictions. The plan administrator may also provide that, in the event that a grantee terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, a third party, including but not limited to a “blind” trust, may be authorized by the plan administrator to act on behalf of and for the benefit of the respective grantee with respect to any outstanding awards.

Acceleration of Vesting; Change in Control

The plan administrator shall have the authority, exercisable either in advance of any actual or anticipated corporate transaction (as defined in the 2018 Plan) or at the time of an actual corporate transaction and exercisable at the time of the grant of an award under the 2018 Plan or any time while an Award remains outstanding, to provide for the full automatic vesting and exercisability of one or more outstanding unvested awards under the 2018 Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a corporate transaction, on such terms and conditions as the plan administrator may specify. The plan administrator also shall have the authority to condition any such award vesting and exercisability or release from such limitations upon the subsequent termination of the continuous service of the grantee within a specified period following the effective date of the corporate transaction. Effective upon the consummation of a corporate transaction, all outstanding awards under the 2018 Plan shall remain fully exercisable until the expiration or sooner termination of the award.

Amendment and Termination

Our Board of Directors may amend, alter, suspend, discontinue, or terminate the 2018 Plan, except stockholder approval shall be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our Common Stock are then listed or quoted. No award may be granted during any suspension of the 2018 Plan or after termination of the 2018 Plan. Any amendment, suspension or termination of the 2018 Plan shall not affect Awards already granted, and such awards shall remain in full force and effect as if the 2018 Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the grantee and the plan administrator, which agreement must be in writing and signed by the grantee and the Company.

Unless earlier terminated by our Board of Directors, the 2018 Plan will terminate ten years after its adoption by our Board of Directors.

Federal Income Tax Consequences of Awards

The information set forth herein is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2018 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Nonqualified Stock Options

Generally, there is no taxation upon the grant of a nonqualified stock option where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is our employee or an employee of an affiliate, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Incentive Stock Options

The 2018 Plan provides for the grant of stock options that qualify as “incentive stock options,” which we refer to as ISOs, as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Stock Appreciation Rights

We may grant stock appreciation rights separate from any other award, which we refer to as stand-alone stock appreciation rights, or in tandem with options.

With respect to stand-alone stock appreciation rights, where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and the recipient receives the appreciation inherent in the stock appreciation rights in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to stand-alone stock appreciation rights, if the recipient receives the appreciation inherent in the stock appreciation rights in cash or the strike price of the rights is less than the fair market value of the underlying stock on the grant date (whether the appreciation is paid in cash or stock), the cash or stock will be taxable as ordinary compensation income to the recipient at the time that the payment is received, so long as the payment may only be received upon one of the following events: a fixed calendar date, separation from service, death, disability or a change of control. If delivery occurs on another date, the taxable event will be on the date the stock appreciation right is vested and there will be an additional twenty percent excise tax and interest on any taxes owed.

At this time, due to the complex and unfavorable tax consequences, we do not plan on granting any tandem stock appreciation rights.

Dividend Equivalent Rights

Generally, the recipient of an award consisting of dividend equivalent rights will recognize ordinary compensation income each time a dividend is paid pursuant to the dividend equivalent rights award equal to the fair market value of the dividend received. If the dividends are deferred, additional requirements must be met to ensure that the dividend is taxable upon actual delivery of the shares, instead of the grant of the dividend.

Equity Compensation Plan Information

The table below sets forth information as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	—	$—	15,020,000
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	15,020,000

____________

(1)      Represents 15,000,000 shares available for issuance under the 2018 Plan, plus 20,000 shares available for issuance under the 2013 Plan. The Company does not intend to grant any additional awards under the 2013 Plan, however.

As of the date hereof, the Company has two equity incentive plans, each of which has been approved by the Company’s stockholders: the 2018 Plan, and the 2013 Plan. However, the Company does not intend to grant any additional awards under the 2013 Plan.

As of December 31, 2019, under the 2013 Plan, 20,000 shares remain available for grant. However, the Company does not intend to grant any additional awards under the 2013 Plan.

As of December 31, 2019, under the 2018 Plan, no equity grants have been made, and 15,000,000 shares of our Common Stock remain available for issuance. Pursuant to the terms of the 2018 Plan, the total number of shares of our Common Stock that may be subject to awards under the 2018 Plan is 15,000,000 shares; provided that as of February 1 of each fiscal year commencing February 1, 2020 and ending on February 1, 2027, the number of shares available for all awards under the 2018 Plan shall automatically be increased by an amount equal to the lesser of (i) 5,000,000 shares of Common Stock or the equivalent of such number of shares after the plan administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with the terms of the 2018 Plan; (ii) 5% of the number of outstanding shares of Common Stock on such date; and (iii) an amount determined by the Board. Accordingly, as of August 27, 2020, an aggregate of 15,000,000 shares of Common Stock are authorized for issuance under the 2018 Plan.

Executive Compensation Philosophy

Our Compensation Committee determines the compensation given to our executive officers in their sole determination. Our Compensation Committee reserves the right to pay our executives or any future executives a salary, and/or issue them shares of Common Stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Compensation Committee has not granted any performance-based stock options to date, the Compensation Committee reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Compensation Committee may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Compensation Committee believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-Term, Stock-Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy, we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Policy Concerning Transactions with Related Persons

Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities (a “significant shareholder”), or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

We recognize that transactions between us and any of our directors or executives or with a third party in which one of our officers, directors or significant shareholders has an interest can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our Company and stockholders.

The Audit Committee of the Board of Directors is charged with responsibility for reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K), including the propriety and ethical implications of any such transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board of Directors or otherwise, and to determine whether the terms of the transaction are not less favorable to us than could be obtained from an unaffiliated party.

The following includes a summary of transactions since January 1, 2018, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Amounts due to related parties include the following (in thousands):

December 31, 2019
Loans due to stockholders and related parties
Due within one year	$1,010
Long-term	0
$1,010

As of December 31, 2019, amounts totaling $205,000 (December 31, 2018 — $205,000) were owed to certain members of the management of Browning. The amounts are unsecured, interest free and have no specified repayment dates. The loans were transferred out of the group following the sale of Browning in February 2020.

The promissory notes due to Zhanming Wu ($500,000) and the Company’s CEO, Mark White ($500,000), both considered related parties, including accrued interest of 7% per annum from issuance, were due for repayment on August 31, 2019 and the Company is currently in negotiations with the counterparties to extend the maturity dates of the promissory notes, but there can be no guarantee that commercially reasonable terms will agreed upon.

As of March 31, 2020 and December 31, 2019, the $500,000 loan payable to Century River Limited, a company controlled by the Company’s CEO, Mr. White, had a remaining principal balance of $10,000. This loan was due on demand and bore interest at a rate of 3% per annum. The loan was repaid on June 17, 2020.

Indemnification

We have entered into indemnification agreements with each of our directors and entered into such agreements with certain of our executive officers. These agreements require us, among other things, to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.

The foregoing transactions were reviewed and approved by the Audit Committee or our Board of Directors. We believe that the terms of each transaction were not less favorable to us than those terms that could be obtained from an unaffiliated third party.

Director Independence

Our Board of Directors has determined that Messrs. Carpinello, Jay and Law are “independent directors” within the meaning of Nasdaq Marketplace Rule 5605(a)(2). As of March 8, 2019, our Common Stock ceased trading on Nasdaq and commenced quotation on the OTCQB tier of the OTC Markets.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cherry Bekaert LLP (“Cherry”) acted as our independent registered public accounting firm for the fiscal year ended December 31, 2019. The Audit Committee of has appointed Cherry to act in that capacity for the fiscal year ending December 31, 2020.

The aggregate fees billed by Cherry for the fiscal years ended December 31, 2019 and 2018 were as follows:

	Fiscal Year Ended December 31,
	2019	2018
Audit Fees(1)	$119,000	$101,684
Audit-Related Fees(2)	$4,500	$16,100
Tax Fees(3)	$0	$20,000
All Other Fees(4)	$0	$0
Total	$123,500	$137,784

____________

(1)      Audit Fees represent fees for professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our Quarterly Reports on Form 10-Q.

(2)      Audit-Related Fees represent fees for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the financial statements and not reportable under “Audit Fees.”

(3)      Tax Fees represent fees for tax compliance, advice and planning.

(4)      All Other Fees represent fees for other products or services provided.

Our Audit Committee has determined that the services provided by Cherry are compatible with maintaining the independence of the auditor as our independent registered public accounting firm.

Pre-Approval Policy

The Audit Committee reviews and approves the audit and non-audit services to be provided by our independent registered public accounting firm during the year, considers the effect that performing those services might have on audit independence and approves management’s engagement of our independent registered public accounting firm to perform those services. The Audit Committee reserves the right to appoint a different independent registered public accounting firm at any time during the year if the Board of Directors of the Company and the Audit Committee believe that a change is in the best interest of the Company and our stockholders.

REPORT OF THE AUDIT COMMITTEE

The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting processes. Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

The Audit Committee submits the following report pursuant to the SEC rules:

•        The Audit Committee has reviewed and discussed with management and with Cherry, the Company’s independent registered public accounting firm, the audited consolidated financial statements of the Company for the year ended December 31, 2019 (the “2019 Financial Statements”).

•        Cherry has advised the management of the Company and the Audit Committee that it has discussed with them all the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•        The Audit Committee has received from Cherry the written disclosures and the letter required by applicable requirements of the PCAOB regarding Cherry’s communications with the Audit Committee concerning independence and has discussed Cherry’s independence with them, and based on this evaluation and discussion, recommended that Cherry be selected as the independent registered public accounting firm for the Company for fiscal 2020.

Based upon the aforementioned review, discussions and representations of Cherry, the Audit Committee recommended to the Board of Directors that the 2019 Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Submitted by the Audit Committee of the Board of Directors:

Nicholas Carpinello, Chairman Nalin Jay Robert Law

ITEM 2 — INCREASE IN AUTHORIZED SHARES OF COMMON STOCK TO FROM
200,000,000 TO 750,000,000

On July 13, 2020, the Board unanimously approved, and proposed for stockholder approval, the amendment of the Company’s Certificate to increase the number of authorized shares of Common Stock from 200,000,000 to 750,000,000 (the “Authorized Share Increase”). On July 14, 2020, the Approving Stockholders approved the Authorized Share Increase.

The effective date of the Authorized Share Increase will be determined at the sole discretion of the Board of Directors and will be publicly announced by us. The Authorized Share Increase will become effective upon the filing of the certificate of amendment to the Certificate relating to the Authorized Share Increase with the Secretary of State of the State of Delaware. The Board of Directors may determine, in its sole discretion, not to effect the Authorized Share Increase and not to file any amendment to our Certificate.

Our Board believes it is in Touchpoint’s best interests to increase the number of authorized shares of Common Stock in order to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to, potential strategic transactions, including mergers, acquisitions and business combinations, stock dividends, grants under equity compensation plans, stock splits or financings, as well as other general corporate transactions. The Board believes that additional authorized shares of Common Stock will enable us to take timely advantage of acquisition opportunities that become available to us, as well as market conditions and favorable financing. We do not have any definitive plans, arrangements, understandings or agreements regarding the issuance of the additional shares of Common Stock that will result from adoption of Authorized Share Increase. Except as otherwise required by law, the newly authorized shares of Common Stock will be available for issuance at the discretion of our Board (without further action by the stockholders) for various future corporate needs, including those outlined above. While effecting the Authorized Share Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, any future issuance of additional authorized shares of our Common Stock may, among other things, dilute the earnings per share of our Common Stock and the equity and voting rights of those holding equity at the time the additional shares are issued.

Any newly authorized shares of Common Stock will be identical to the shares of Common Stock now authorized and outstanding. The Authorized Share Increase will not affect the rights of current holders of our Common Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

Board Discretion to Implement the Authorized Share Increase

The Board will implement the Authorized Share Increase only upon a determination that the Authorized Share Increase is in the best interests of the stockholders at that time. The Board of Directors may determine, in its sole discretion, not to effect the Authorized Share Increase and not to file any amendment to our Certificate.

Effective Time

The effective time of the Authorized Share Increase, if the proposed Authorized Share Increase is implemented at the direction of the Board, will be the date and time that the certificate of amendment effecting the Authorized Share Increase is filed with the Delaware Secretary of State or such later time as is specified therein. The exact timing of the Authorized Share Increase will be determined by our Board based on its evaluation as to when such action will be the most advantageous to Touchpoint and its stockholders, and the effective date will be publicly announced by Touchpoint. The Authorized Share Increase may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the related certificate of amendment filed with the Delaware Secretary of State, notwithstanding stockholder adoption and approval of the Authorized Share Increase, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Authorized Share Increase.

ITEM 3 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

On July 14, 2020, via written consent, the Approving Stockholders provided advisory approval of the compensation of our named executive officers as disclosed in this Information Statement, and adopted the following resolution:

“RESOLVED, that the stockholders of Touchpoint Group Holdings Inc. approve, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed in the information statement dated August [•], 2020, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation section, compensation tables and narrative discussion, and other related disclosure.”

As described in the “Executive Compensation” section of this Information Statement, we intend to develop an executive compensation program that is consistent with our existing compensation policies and philosophies, which are designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to Touchpoint’s long-term success.

Decisions on the executive compensation program will be made by the Compensation Committee. The discussion set forth in the Information Statement is based on the present expectations as to the executive compensation program to be adopted by the Compensation Committee. The executive compensation program actually adopted will depend on the judgment of the members of the Compensation Committee and may differ from that set forth herein.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the Compensation Committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards. We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus, and long-term incentive compensation in the form of share-based awards, if any.

Additional information about the compensation of our named executive officers is provided in the “Executive Compensation” section of this Information Statement, which includes compensation tables and narrative discussion.

While the approval of the Approving Stockholders is advisory and not binding on us, it will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.

ITEM 4 — NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES

On July 14, 2020, by written consent, the Approving Stockholders selected every three years as the preferred frequency with which to hold stockholder advisory votes to approve, on a non-binding, advisory basis, executive compensation. After careful consideration of the frequency alternatives, the Board believes that conducting an advisory vote on executive compensation every three years is appropriate for the Company and its stockholders at this time. The Approving Stockholders had the option of selecting a frequency of one, two or three years.

As an advisory vote, this proposal is non-binding and will not overrule any decision by the Board or require the Board to take any action. However, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future decisions for the frequency in which stockholders may vote on executive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of August 10, 2020 by (i) each person (or group of affiliated persons) who is known by us to own more than 5% of the outstanding shares of our Common Stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group. As of August 10, 2020, we had 39,987,393 shares of Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of August 10, 2020. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named below, any shares that such person or persons has the right to acquire within 60 days of August 10, 2020 is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors and Named Executive Officers:
Mark White	165,624	*
Martin Ward	54,790	*
Nalin Jay	—	0.0%
Nicholas Carpinello	71	*
Robert Law	71	*
All executive officers and directors as a group (5 persons)	220,556	*

5% Stockholders:
Quantum Lexicon LLC(2)	2,000,000	5.0%
Scott Mahoney(3)	7,500,000	18.8%
Spencer Christopher(4)	5,000,000	12.5%
Chad Boily(5)	3,950,000	9.9%

____________

*        Less than 1%.

(1)      Based on 39,987,393 shares of Common Stock outstanding on August 10, 2020. Except as otherwise indicated, each of the stockholders listed above has sole voting and investment power over the shares beneficially owned.

(2)      Quantum Lexicon LLC’s address is 21290 NE 23rd Ave., Miami, FL 33180. Chris Kantor has sole investment and dispositive power over such shares.

(3)      Mr. Mahoney’s address is 10119 W. Lariat Ln., Peoria, AZ 85383.

(4)      Mr. Christopher’s address is 4300 Biscayne Blvd., Suite 203, Miami, FL 33137.

(5)      Mr. Boily’s address is 220 Merrimack St., Lawrence, MA 01843.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is currently quoted on the OTCQB tier of the OTC Markets under the symbol, “TGHI.” Prior to October 23, 2019, our Common Stock was quoted on the OTCQB under the symbol, “OHGI.” Prior to March 8, 2019, our Common Stock was listed on the Nasdaq. Our Common Stock commenced trading on the Nasdaq on July 9, 2014 under the ticker symbol, “OHGI.” On March 8, 2019, the Company filed an application on Form 25 with the SEC to voluntarily terminate its Nasdaq listing. The delisting from the Nasdaq became effective on March 8, 2019.

Trading in OTCQB stocks can be volatile, sporadic and risky, as thinly traded stocks tend to move more rapidly in price than more liquid securities. Such trading may also depress the market price of our Common Stock and make it difficult for our stockholders to resell their Common Stock.

The following table reflects the high and low closing price for our Common Stock for the period indicated. For periods after March 8, 2019, the bid information was obtained from the OTC Markets Group, Inc. and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

Quarter Ended	High	Low
June 30, 2020	$0.1281	$0.0105
March 31, 2020	$0.1480	$0.0100

December 31, 2019	$0.2502	$0.0551
September 30, 2019	$0.7549	$0.0211
June 30, 2019(1)	$1.8000	$0.7025
March 31, 2019	$0.1800	$0.0300

December 31, 2018	$0.4300	$0.0700
September 30, 2018	$0.5400	$0.1700
June 30, 2018	$1.2600	$0.4900
March 31, 2018	$3.0300	$0.8400

____________

(1)      On March 8, 2019, following our application to terminate our Nasdaq listing, Nasdaq suspended our Common Stock from trading on the Nasdaq and the OTCQB commenced the quotation of our Common Stock.

On August 11, 2020, the closing price of our Common Stock on the OTCQB was $0.0395.

Record Holders

As of August 10, 2020, we had approximately 263 record holders of our Common Stock. The number of record holders does not include persons who held our Common Stock in nominee or “street name” accounts through brokers.

Dividend Policy

The payment of cash dividends by us is within the discretion of our board of directors and depends in part upon our earnings levels, capital requirements, financial condition, any restrictive loan covenants, and other factors our board considers relevant. We do not anticipate paying dividends in the foreseeable future. We intend to retain earnings, if any, to finance our operations and expansion.

Securities Authorized for Issuance under Equity Compensation Plans

On December 27, 2018, the Company’s stockholders approved the 2018 Plan. The 2018 Plan provides for the issuance of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents, cash bonuses and other stock-based awards to employees, directors and consultants of the Company. No options were issued during the years ended December 31, 2019 or 2018, and there were no options outstanding as at December 31, 2019 or 2018.

Transfer Agent

Our transfer agent is Nevada Agency and Transfer Agent. The transfer agent’s address is 50 West Liberty Street, Suite 880, Reno, NV 89501, and its telephone number is (775) 322-0626.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, in the Corporate Actions that is not shared by all other stockholders.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system.

You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to Touchpoint Group Holdings Inc., at 4300 Biscayne Blvd., Suite 203, Miami, FL 33137, Attn: Corporate Secretary, or by calling the Company at (305) 420-6640.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Touchpoint Group Holdings Inc., at 4300 Biscayne Blvd., Suite 203, Miami, FL 33137, Attn: Corporate Secretary, or by calling the Company at (305) 420-6640.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, the address and phone number in the preceding paragraph. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the address or phone number provided in the preceding paragraph.

MISCELLANEOUS

Additional copies of this Information Statement may be obtained at no charge by writing to us at Touchpoint Group Holdings Inc., at 4300 Biscayne Blvd., Suite 203, Miami, FL 33137, Attn: Corporate Secretary, or by calling the Company at (305) 420-6640.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS.

TOUCHPOINT GROUP HOLDINGS INC.
/s/ Mark White
Mark White
August 27, 2020	President and Chief Executive Officer

APPENDIX I

TOUCHPOINT GROUP HOLDINGS INC.

NOTICE PURSUANT TO SECTION 228

OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

August 27, 2020

To the Stockholders of Touchpoint Group Holdings Inc.:

The purpose of this letter is to notify you that certain actions have been taken by written consent of the stockholders of Touchpoint Group Holdings Inc. (the “Company”) pursuant to Section 228 of the Delaware General Corporation Law. Section 228 permits a Delaware corporation to take a corporate action that requires stockholder approval without holding a stockholders meeting if the corporation: (a) obtains the written consent of those stockholders who would have been entitled to cast at least the minimum number of votes that would be necessary to authorize or take such action at a stockholders meeting and (b) gives prompt notice of the corporate action to those stockholders who do not consent in writing.

Accordingly, this letter constitutes notice that, by written consent dated July 14, 2020, the stockholders of the Company, as of the record date of August 10, 2020, who would have been entitled to cast at least the minimum number of votes necessary to authorize such action at a meeting of stockholders authorized the following actions:

1.      Election of seven directors to the Company’s Board to serve until the Company’s 2021 annual meeting of stockholders or until their successors are elected and qualified;

2.      Amendment of the Company’s certificate of incorporation, as amended (the “Certificate”) to increase the number of authorized shares of common stock from 200,000,000 to 750,000,000;

3.      Approval, on a non-binding, advisory basis, executive compensation; and

4.      Approval, on a non-binding, advisory basis of every three years as the frequency of executive compensation advisory votes.

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